===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                  ____________________________________________


                                   FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 22, 2002



                      METROMEDIA INTERNATIONAL GROUP, INC.
              (Exact Name of Registrant as Specified in Charter)



           Delaware                     1-5706                58-0971455
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                  Identification Number)



                              505 Park Avenue, 21st Floor
                                New York, New York 10022
                  (Address of Principal Executive Offices) (Zip Code)

                                    (212) 527-3800
                 (Registrant's telephone number, including area code)

===============================================================================

Item 5.  Other Events.
         ------------

On October 22, 2002, Metromedia International Group, Inc. (the "Company") reached an agreement with Simplicity Manufacturing, Inc. for the sale of substantially all of the assets and certain liabilities of the Company's wholly-owned subsidiary, Snapper, Inc. ("Snapper"). The agreement calls for a cash purchase price of $73.3 million. The purchase price is subject to a dollar for dollar adjustment for the amount by which the net purchased assets at closing, pursuant to an audited balance sheet, is greater or less than the net purchased assets at December 31, 2001, which were $76.2 million. Using the unaudited August 31, 2002 balance sheet of Snapper, the adjusted purchase price is estimated at $56.6 million with net cash proceeds to the Company of approximately $20.2 million. The net cash proceeds to the Company reflect the repayment of the Snapper bank debt facility and transaction related costs. Based on the August 31, 2002 balance sheet, the Company anticipates that it will recognize a loss on the disposal of the Snapper assets. The transaction is scheduled to close within the next thirty days and is subject to the satisfaction of certain closing conditions, including Hart-Scott-Rodino clearance.

On October 29, 2002, the Company remitted $11.2 million to U.S. Bank Corporate Trust Services, the trustee of its $210.6 million 10 1/2 % Senior Discount Notes due 2007, thereby effecting the required interest payment within the 30-day grace period provided under the notes. The amount reflected the $11.1 million coupon payment that was due on September 30, 2002, plus interest accrued since that date.

On October 29, 2002, the Company and Elliott Associates, L.P. and Elliott International, L.P., institutional investment firms under common management (together "Elliott"), jointly announced the nomination and appointment of Alan K. Greene as a new independent Director to the Company's Board of Directors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

(c)      Exhibits.

1.       Press Release issued by the Company on October 23, 2002.

2.       Press Release issued by the Company on October 29, 2002.

3.       Press Release issued by the Company on October 29, 2002.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    METROMEDIA INTERNATIONAL GROUP, INC.



Date: October 30, 2002              By:   /s/ Harold F. Pyle, III
                                       --------------------------
                                       Harold F. Pyle, III
                                       Senior Vice President
                                       Chief Financial Officer and
                                       Treasurer